THE WACHOVIA FUNDS

                              5800 Corporate Drive
                       Pittsburgh, Pennsylvania 15237-7010

                                  May 10, 1999


EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC 20549

         RE:    THE WACHOVIA FUNDS  (the "Registrant")
                Wachovia Tax Managed Equity Fund
                  Class A Shares
                  Class Y Shares
                1933 Act File No. 33-44590
                1940 Act File No. 811-6504

Dear Sir or Madam:

     Post-Effective Amendment No. 27 under the Securities Act of 1933 and Amendment No. 28 under the Investment Company Act of 1940 to the Registration Statement of the above-referenced Registrant is hereby electronically transmitted.

         As indicated on the facing page of the Amendment, the Registrant has specified that it is to become effective 75 days after filing pursuant to the provisions of Rule 485(a) under the Securities Act of 1933. A Rule 485(a) filing is being made to add a new portfolio, Wachovia Tax Managed Equity Fund (the "Fund") to the Registrant. The Registrant previously filed Post-Effective Amendment No. 26 pursuant to Rule 485(a) on April 29 1999, in order to add this Fund to the Registrant. One of the Fund's Prospectuses (Class A Shares) was unintentionally left out of that filing. This filing is being made to correct that omission.

         The Fund's Prospectuses and Statement of Additional Information comply with the requirements of "New" Form N-1A and Rule 421 under the Securities Act of 1933, as amended, effective October 1, 1998.

         The Registrant and its principal underwriter, Federated Securities, Corp., respectfully request accelerated effectiveness as of July 13, 1999, or such time thereafter as the Staff deems appropriate, pursuant to the provisions of Rule 461 under the Securities Act of 1933. This date request coincides with the effective date of the original 485(a) filing done for this Fund on April 29, 1999 as Post-Effective Amendment No. 26. We are requesting accelerated effectiveness so that the Fund will go effective on the same date as requested in Post-Effective Amendment No. 26.

         This Fund may be marketed through banks, savings associations or credit unions.

     Pursuant to Investment Company Act Release No. 13,768, We respectfully request, on behalf of the Registrant, selective review of this Post-Effective Amendment. The following sections of this Amendment have not yet been reviewed by the Staff:

Prospectus:

Item 2:  Risk/Return Summary:  Investments, Risks, and Performance
Item 3:  Risk/Return Summary:  Fee Table
Item 4:  Investment Objectives, Principal Investment Strategies and
                  Related Risks
Item 7(e):        Tax Consequences

Statement of Additional Information:

Item 12: Description of the Fund and its Investments and Risks.

         We respectfully request SEC comments within 45 days of the date of this filing in order to meet our print production and shareholder mailing schedules.

         Finally, this Registration Statement is also being filed pursuant to Rule 497(a) as the Registrant intends to use the Prospectuses and Statement of Additional Information of the Fund as red-herring documents.

         If you have any questions regarding this filing, please call Kary A. Moore at (412) 288-8635.

                                           .........Very truly yours,



                                           ........./s/ Matthew S. Hardin
                                           .........Matthew S. Hardin
                                           .........Secretary
                                           .........Federated Securities Corp.


                                           .........

                                           ........./s/ Gail Cagney
                                           .........Gail Cagney
                                           .........Assistant Secretary
                                           .........The Wachovia Funds

Enclosures